EXHIBIT 32.1
CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report of Sunair Services Corporation (the “Company”) on Form 10-Q for the quarter ending March 31, 2009 as filed with the Securities and Exchange Commission on May 20, 2009 (the “Report”), I, Jack I. Ruff, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:
1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Jack I. Ruff
Jack I. Ruff

May 20, 2009